UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 31, 2006

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Federal	000-50901	20-0945587
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho 83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
        CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
        CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

On October 31, 2006, Home Federal Bancorp, Inc. issued its earnings release for the fourth quarter and fiscal year ended September 30, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)        Exhibits

            99.1      Press release of Home Federal Bancorp, Inc. dated October 31, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                    HOME FEDERAL BANCORP, INC.

Date: October 31, 2006                                                By: /s/ Robert A. Schoelkoph
                                                                                           Robert A. Schoelkoph
                                                                                           Senior Vice President and
                                                                                           Chief Financial Officer

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Exhibit 99.1

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                                                                                       Contact:
                                                                                       Home Federal Bancorp, Inc.
                                                                                       Daniel L. Stevens, Chairman, President & CEO
                                                                                       Robert A. Schoelkoph, SVP, Treasurer & CFO
                                                                                       208-466-4634
                                                                                       www.myhomefed.com

PRESS RELEASE - For Immediate Release

HOME FEDERAL BANCORP, INC.
ANNOUNCES FOURTH QUARTER AND ANNUAL EARNINGS

Nampa, ID (October 31, 2006) - Home Federal Bancorp, Inc. (the "Company") (Nasdaq GSM: HOME), the parent company of Home Federal Bank (the "Bank"), today reported net income of $1.7 million, or $0.11 per diluted share, for the quarter ended September 30, 2006, compared to $1.7 million, or $0.12 per diluted share, for the same period a year ago. Net income for the fiscal year ended September 30, 2006 was $6.2 million, or $0.43 per diluted share, compared to $5.3 million, or $0.36 per diluted share, for the fiscal year ended September 30, 2005. Results for the fiscal year ended September 30, 2005 included a $386,000 pre-tax gain on the sale of a former branch and a $1.8 million pre-tax expense for establishing the Home Federal Foundation, Inc. (the "Foundation"). Excluding the gain on the sale of the branch and the expense for establishing the Foundation, the Company had net income of $6.2 million, or $0.42 per diluted share, for the fiscal year ended September 30, 2005.

"We have experienced continued growth this fiscal year, despite the challenges of the current interest rate environment," said Daniel L. Stevens, Chairman and CEO. "During the quarter ended September 30, 2006, we experienced a 17% increase in interest and dividend income, net loans increased 17% and deposits were up 9%, as compared to the same period a year ago. During October 2006, we also opened our fifth branch in the fast-growing Canyon County, bringing our branch network to 15 locations."

"I am also very excited to have Len Williams on board as President of the Bank", continued Mr. Stevens. "The business banking and strategic planning skills he brings to the table will be extremely valuable as we continue our model of building strong customer relationships." Mr. Williams, age 47, joined the company in September 2006 as part of the company's succession plan for Mr. Stevens. He previously served as Senior Vice President and Head of Business Banking with Fifth Third Bank and has more than 28 years of banking experience. From 1987 to 2005, he held several management positions with Key Bank, including President of Business Banking from 2003 to 2005.

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Home Federal Bancorp, Inc.
October 31, 2006

The following table reconciles the Company's actual net income to pro forma net income for the fiscal years ended September 30, 2006 and 2005 exclusive of the sale of the branch and the contribution to the Foundation, as adjusted for federal and state taxes (in thousands, except per share data):

	Fiscal Year Ended September 30,
	2006	2005
	(unaudited)
Pro forma disclosure
Net income, as reported	$6,212	$5,283
Sale of branch	-	(386)
Contribution to Foundation	-	1,825
Federal and state income taxes	-	(561)
Pro forma net income	$6,212	$6,161
Earnings per share
Diluted as reported	$0.43	$0.36
Pro forma diluted	$0.43	$0.42

Fourth Quarter Highlights (at or for the periods ended September 30, 2006 compared to September 30, 2005):

  Interest and dividend income increased 17% to $10.6 million
  Noninterest income increased 7% to $2.8 million
  Total assets increased 10% to $761.3 million
  Net loans increased 17% to $503.1 million
  Deposits increased 9% to $430.3 million
  Non-performing assets decreased 62% to $388,000, or 0.05% of total assets

Operating Results

Revenues for the quarter ended September 30, 2006, which consisted of net interest income before the provision for loan losses plus noninterest income, increased 2% to $8.4 million for the quarter, compared to $8.2 million for the quarter ended September 30, 2005. Net interest income before the provision for loan losses remained unchanged at $5.6 million for the quarters ended September 30, 2006 and 2005 as the cost of deposits increased more rapidly than the yield on loans and investments.

Revenues for the fiscal year ended September 30, 2006 increased 7% to $34.1 million, compared to $31.8 million for the same period of last year. Net interest income before the provision for loan losses increased 6% to $23.0 million, compared to $21.7 million for the same period of last year.

For the quarter ended September 30, 2006, net interest income after provision for loan losses increased 3% to $5.8 million, compared to $5.6 million for the same quarter a year ago. As a result of an analysis of the Company's historical loan loss rates, $182,000 of the current fiscal year provision for loan losses

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Home Federal Bancorp, Inc.
October 31, 2006

was recaptured in the current quarter. For the quarter ended September 30, 2005, there was no provision for loan losses. As a result of the recapture, the allowance for loan losses was $3.0 million, or 0.58% of gross loans, including loans held for sale, at September 30, 2006 compared to $3.2 million, or 0.63% of gross loans, including loans held for sale, at June 30, 2006. Net interest income after provision for loan losses for the fiscal year ended September 30, 2006 increased 8% to $22.9 million, compared to $21.2 million for the same period of the prior year.

The Company's net interest margin decreased 36 basis points to 3.12% for the quarter ended September 30, 2006, from 3.48% for the same quarter last year. The net interest margin for the fiscal year ended September 30, 2006 decreased 24 basis points to 3.33% from 3.57% for the same period a year earlier. The decline in the net interest margin reflects competitive pricing pressures and the relatively flat yield curve that currently exists, as the cost of shorter-term deposits and borrowed funds increased more rapidly than the yield on longer-term assets. The Company believes the repricing of existing and new loans will help counter the trend in net interest margin, however, pressure will likely continue in the near term as a result of competitive pricing pressures and the flat yield curve environment.

Noninterest income increased 7% to $2.8 million for the quarter ended September 30, 2006, compared to $2.6 million for the same quarter a year ago. The increase was primarily attributable to a $182,000, or an 8%, increase in service charges and fees. For the current quarter, the Company also wrote-down the value of the mortgage servicing rights by $64,000. For the fiscal year ended September 30, 2006, noninterest income increased 10% to $11.1 million, compared to $10.1 million for the same period of the prior year. Increases in service charges and gain on sale of loans of $1.0 million and $674,000, respectively, account for the majority of the increase. Other noninterest income for the fiscal year ended September 30, 2005 included a $386,000 gain on the sale of a former branch and a $456,000 gain from life insurance proceeds, which were not experienced in the current fiscal year.

Noninterest expense for the quarter ended September 30, 2006 increased 10% to $5.9 million, from $5.4 million for the comparable period a year earlier. Compensation and benefits increased $361,000, or 11%, to $3.7 million for the quarter ended September 30, 2006 as compared to $3.3 million for the same quarter a year ago. The majority of the increase is attributable to the establishment of the equity compensation plans, annual merit increases, and an increase in employee commissions. The equity compensation plans include the Company's 2005 Recognition and Retention Plan and 2005 Stock Option and Incentive Plan. The efficiency ratio was 70.4% for the quarter ended September 30, 2006 compared to 65.7% for the same quarter a year ago. The efficiency ratio indicates how much is spent on non-interest expenses as a percentage of total revenue.

Noninterest expense for the fiscal year ended September 30, 2006 increased 3% to $23.9 million, compared to $23.2 million for the fiscal year ended September 30, 2005. Noninterest expense for the fiscal year ended September 30, 2005 included the $1.8 million contribution to the Foundation. Compensation and benefits increased $2.4 million, or 19%, to $15.1 million for the fiscal year ended September 30, 2006 as compared to $12.6 million for the same period a year ago. The majority of the increase is attributable to the establishment of the equity compensation plans during the prior fiscal year, annual merit increases, and an increase in employee commissions. The efficiency ratio was 70.2% for the fiscal year ended September 30, 2006 compared to 72.8% for the same period of the prior year. Excluding the non-recurring contribution to the Foundation and the gain on sale of the former branch, the efficiency ratio was 67.9% for the fiscal year ended September 30, 2005.

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Home Federal Bancorp, Inc.
October 31, 2006

Balance Sheet Growth

Total assets increased 10% to $761.3 million at September 30, 2006, compared to $689.6 million a year earlier. Net loans (excluding loans held for sale) at September 30, 2006 increased 17% to $503.1 million, compared to $430.9 million at September 30, 2005. One- to four-family residential loans represented 63% of the Bank's loan portfolio at September 30, 2006, compared to 61% at September 30, 2005. Commercial real estate loans accounted for 28% of the Bank's loan portfolio at September 30, 2006 and 2005.

Credit quality remains exceptional, as non-performing assets were $388,000, or 0.05% of total assets, at September 30, 2006, compared to $1.0 million, or 0.15% of total assets, at September 30, 2005. The allowance for loan losses was $3.0 million, or 0.58% of gross loans, including loans held for sale, at September 30, 2006 compared to $2.9 million, or 0.66% of gross loans, including loans held for sale, at September 30, 2005.

Deposits increased 9% to $430.3 million at September 30, 2006 compared to $396.3 million at September 30, 2005. Demand deposits and savings accounts decreased $2.3 million, or 1%, as customers migrated towards higher rate deposit products during the fiscal year. Noninterest-bearing demand deposits decreased $1.7 million, or 4%, to $44.6 million at September 30, 2006, compared to $46.3 million at September 30, 2005. Interest-bearing demand deposits increased $946,000, or less than 1%, to $128.3 million at September 30, 2006, compared to $127.3 million at September 30, 2005. Certificates of deposit increased $36.2 million, or 18%, to $233.7 million at September 30, 2006, compared to $197.5 million at September 30, 2005. The majority of the increase in certificates of deposits was in shorter-term deposits of six to 23 month terms. Advances from the Federal Home Loan Bank ("FHLB") increased 20% to $210.8 million at September 30, 2006 compared to $175.9 million at September 30, 2005. The Company utilizes advances from the FHLB as an alternative funding source to retail deposits in order to manage funding costs, reduce interest rate risk and to leverage the Balance Sheet.

Stockholders' equity increased $6.5 million, or 6%, to $107.9 million at September 30, 2006, compared to $101.4 million at September 30, 2005. The increase was primarily the result of $6.2 million in net income for the period, $681,000 in earned employee stock ownership ("ESOP") shares and $844,000 in equity compensation, offset by $1.2 million of cash dividends paid to stockholders. The Company's book value per share as of September 30, 2006 was $7.11 per share based upon 15,169,114 outstanding shares of common stock.

About the Company

Home Federal Bancorp, Inc. is a federally chartered savings and loan holding company headquartered in Nampa, Idaho. It is the subsidiary of Home Federal MHC, a federally chartered mutual holding company, and the parent company of Home Federal Bank, a federal savings bank that was originally organized as a building and loan association in 1920. The Company serves the Treasure Valley region of southwestern Idaho, that includes Ada, Canyon, Elmore and Gem Counties, through 15 full-service banking offices and two mortgage loan centers. The Company's common stock is traded on the NASDAQ Global Market under the symbol "HOME." The Company's stock is also included in the America's Community Bankers NASDAQ Index. For more information, visit the Company's web site at www.myhomefed.com.

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Home Federal Bancorp, Inc.
October 31, 2006

Forward-Looking Statements:

Statements in this news release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, regulatory and accounting changes, the value of mortgage servicing rights, risks related to construction and development, commercial real estate and consumer lending and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended September 30, 2005, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

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Home Federal Bancorp, Inc.
October 31, 2006

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited)	September 30, 2006	September 30, 2005
ASSETS
Cash and amounts due from depository institutions	$ 18,385	$ 19,033
Mortgage-backed securities available for sale, at fair value	12,182	14,830
Mortgage-backed securities held to maturity, at cost	183,279	180,974
FHLB stock, at cost	9,591	9,591
Loan receivable, net of allowance for loan losses of $2,974 and $2,882	503,065	430,944
Loans held for sale	4,119	5,549
Accrued interest receivable	3,025	2,458
Property and equipment, net	12,849	11,995
Mortgage servicing rights, net	2,492	2,671
Bank owned life insurance	10,763	10,099
Real estate and other property owned	-	534
Other assets	1,542	899
TOTAL ASSETS	$761,292	$689,577

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposit accounts
Noninterest-bearing demand deposits	$ 44,626	$ 46,311
Interest-bearing demand deposits	128,276	127,330
Savings deposits	23,655	25,219
Certificates of deposit	233,724	197,465
Total deposit accounts	430,281	396,325
Advances by borrowers for taxes and insurance	2,133	3,898
Interest payable	971	1,670
Deferred compensation	3,875	3,049
FHLB advances	210,759	175,932
Deferred income tax liability	800	1,205
Other liabilities	4,604	6,131
Total liabilities	653,423	588,210
STOCKHOLDERS' EQUITY
Serial preferred stock, $.01 par value; 5,000,000 authorized
issued and outstanding, none	-	-
Common stock, $.01 par value; 50,000,000 authorized,
issued and outstanding:
Sept. 30, 2006 - 15,208,750 issued, 15,169,114 outstanding	152	149
Sept. 30, 2005 - 15,208,750 issued, 14,910,658 outstanding
Additional paid-in capital	57,222	56,115
Retained earnings	54,805	49,818
Unearned shares issued to ESOP	(4,134)	(4,550)
Accumulated other comprehensive loss	(176)	(165)
Total stockholders' equity	107,869	101,367
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$761,292	$689,577

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Home Federal Bancorp, Inc.
October 31, 2006

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF INCOME (In thousands, except share data) (Unaudited)	Three Months Ended September 30,		Year Ended September 30,
	2006	2005	2006	2005

Interest and dividend income:
Loan interest	$8,216	$6,884	$30,175	$25,934
Investment interest	26	42	140	313
Mortgage-backed security interest	2,378	2,154	9,598	7,633
FHLB dividends	-	-	-	30
Total interest and dividend income	10,620	9,080	39,913	33,910
Interest expense:
Deposits	2,727	1,796	8,914	6,288
FHLB advances	2,307	1,703	8,003	5,943
Total interest expense	5,034	3,499	16,917	12,231
Net interest income	5,586	5,581	22,996	21,679
Provision for loan losses	(182)	-	138	456
Net interest income after provision for loan losses	5,768	5,581	22,858	21,223
Noninterest income:
Service charges and fees	2,399	2,217	9,292	8,274
Gain on sale of loans	262	180	1,056	382
Increase in cash surrender value of bank owned life insurance	98	90	383	343
Loan servicing fees	150	166	620	672
Mortgage servicing rights, net	(132)	(81)	(179)	(480)
Other	(11)	6	(63)	937
Total noninterest income	2,766	2,578	11,109	10,128
Noninterest expense:
Compensation and benefits	3,653	3,292	15,081	12,636
Occupancy and equipment	686	674	2,759	2,765
Data processing	438	370	1,802	1,616
Advertising	285	258	1,025	1,147
Postage and supplies	195	201	811	785
Professional services	276	207	917	905
Insurance and taxes	111	100	431	341
Charitable contribution to Foundation	-	-	-	1,825
Other	239	260	1,119	1,138
Total noninterest expense	5,883	5,362	23,945	23,158
Income before income taxes	2,651	2,797	10,022	8,193
Income tax expense	993	1,060	3,810	2,910
NET INCOME	$1,658	$1,737	$ 6,212	$ 5,283

Earnings per common share:
Basic	$ 0.11	$ 0.12	$ 0.43	$ 0.36
Diluted	$ 0.11	$ 0.12	$ 0.43	$ 0.36
Weighted average number of shares outstanding:
Basic	14,503,619	14,629,608	14,484,982	14,696,071
Diluted	14,589,904	14,667,755	14,519,778	14,702,084

Dividends declared per share:	$0.055	$0.050	$0.215	$0.100

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Home Federal Bancorp, Inc.
October 31, 2006

HOME FEDERAL BANCORP, INC. AND SUBSIDIARY ADDITIONAL FINANCIAL INFORMATION (Dollars in thousands, except share data) (Unaudited)	At Or For The Year Ended Sept. 30, 2006	At Or For The Year Ended Sept. 30, 2005
FINANCIAL CONDITION DATA
Average interest-earning assets	$689,688	$606,690
Average interest-bearing liabilities	563,834	501,124
Net average earning assets	125,854	105,566
Average interest-earning assets to average interest-bearing liabilities	122.32%	121.07%
Stockholders' equity to assets	14.17%	14.70%
ASSET QUALITY
Allowance for loan losses	$ 2,974	$ 2,882
Non-performing loans	388	478
Non-performing assets	388	1,012
Allowance for loan losses to non-performing loans	766.49%	602.93%
Allowance for loan losses to gross loans and loans held for sale	0.58%	0.66%
Non-performing loans to gross loans and loans held for sale	0.08%	0.11%
Non-performing assets to total assets	0.05%	0.15%

	At Or For The Three Months Ended Sept. 30,		At Or For The Year Ended Sept. 30,
	2006	2005	2006	2005
SELECTED PERFORMANCE RATIOS
Return on average assets (1)	0.88%	1.02%	0.85%	0.82%
Return on average equity (1)	6.16%	6.68%	5.90%	5.69%
Net interest margin (1)	3.12%	3.48%	3.33%	3.57%
Efficiency ratio (2)	70.44%	65.72%	70.21%	72.81%
Efficiency ratio, excluding non-recurring items (2)	70.44%	65.72%	70.21%	67.89%
PER SHARE DATA
Basic earnings per share	$0.11	$0.12	$0.43	$0.36
Diluted earnings per share	0.11	0.12	0.43	0.36
Book value per share	7.11	6.80	7.11	6.80
Cash dividends declared per share	0.055	0.050	0.215	0.100
Average number of shares outstanding:
Basic (3)	14,503,619	14,629,608	14,484,982	14,696,071
Diluted (3)	14,589,904	14,667,755	14,519,778	14,702,084

(1)	Amounts are annualized.
(2)	Noninterest expense divided by net interest income plus noninterest income. The pro forma efficiency ratio for the year ended September 30, 2005 excludes the effect of the $386,000 gain on the sale of a former branch and the $1.8 million contribution to the Foundation.
(3)	Amounts calculated exclude ESOP shares not committed to be released and unvested restricted shares granted under the 2005 Recognition and Retention Plan.

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